                                                                                                                      EXHIBIT 12.5
                                                                                                                            Page 1


                                             PENNSYLVANIA POWER COMPANY

                                         RATIO OF EARNINGS TO FIXED CHARGES


                                                                                          Year Ended December 31,
                                                                       1999         2000         2001         2002         2003
                                                                      -------     --------     --------     --------     --------
                                                                                         (Dollars in thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items..........................        $12,648      $22,847    $  41,041     $ 47,717     $ 37,833
   Interest before reduction for amounts capitalized..........         21,317       20,437       18,172       16,674       15,526
   Provision for income taxes.................................         18,834       26,121       39,921       43,044       35,959
   Interest element of rentals charged to income (a)..........          1,887        2,791        1,316          326          167
                                                                      -------      -------    ---------     --------     --------
     Earnings as defined......................................        $54,686      $72,196    $ 100,450     $107,761     $ 89,485
                                                                      =======      =======    =========     ========     ========

FIXED CHARGES AS DEFINED IN REGULATION S-K:
   Interest on long-term debt.................................        $19,268      $18,651    $  16,971     $ 15,521     $ 14,228
   Interest on nuclear fuel obligations.......................             90          364          141            8           --
   Other interest expense.....................................          1,959        1,422        1,060        1,145        1,298
   Interest element of rentals charged to income (a)..........          1,887        2,791        1,316          326          167
                                                                     --------      -------    ---------     --------     --------
     Fixed charges as defined.................................        $23,204      $23,228    $  19,488     $ 17,000     $ 15,693
                                                                      =======      =======    =========     ========     ========

RATIO OF EARNINGS TO FIXED CHARGES ...........................           2.36         3.11         5.15         6.34         5.70
                                                                         ====         ====         ====         ====         ====

-------------------------

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.


                                                        97
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

                                                                                                                      EXHIBIT 12.5
                                                                                                                            Page 2


                                             PENNSYLVANIA POWER COMPANY

                                 RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED
                                 STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)


                                                                                        Year Ended December 31,
                                                                       1999         2000         2001         2002         2003
                                                                      -------     --------     --------     --------     --------
                                                                                         (Dollars in thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items.........................         $12,648     $22,847      $ 41,041      $ 47,717    $37,833
   Interest before reduction for amounts capitalized.........          21,317      20,437        18,172        16,674     15,526
   Provision for income taxes................................          18,834      26,121        39,921        43,044     35,959
   Interest element of rentals charged to income (a).........           1,887       2,791         1,316           326        167
                                                                      -------     -------      --------      --------    -------
     Earnings as defined.....................................         $54,686     $72,196      $100,450      $107,761    $89,485
                                                                      =======     =======      ========      ========    =======

FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS
   PREFERRED STOCK DIVIDEND REQUIREMENTS
   (PRE-INCOME TAX BASIS):
   Interest on long-term debt................................         $19,268     $18,651      $ 16,971      $ 15,521    $14,228
   Interest on nuclear fuel obligations......................              90         364           141             8         --
   Other interest expense....................................           1,959       1,422         1,060         1,145      1,298
   Preferred stock dividend requirements.....................           4,370       3,704         3,703         3,699      3,731
   Adjustment to preferred stock dividends to state
     on a pre-income tax basis ..............................           6,403       4,018         3,534         3,274      3,469
   Interest element of rentals charged to income (a).........           1,887       2,791         1,316           326        167
                                                                      -------     -------      --------      --------    -------
     Fixed charges as defined plus preferred stock
       dividend requirements (pre-income tax basis)..........         $33,977     $30,950      $ 26,725      $ 23,973    $22,893
                                                                      =======     =======      ========      ========    =======

RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED
   STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)........            1.61        2.33          3.76          4.50       3.91
                                                                         ====        ====          ====          ====       ====

-------------------------

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

                                                        98

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